Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18U.S.C SECTION 1350 AS ADOPTED

PURSUANT TO SECTION 302 OF THE SARBANES-OXELY ACT OF 2002

I, Sandesh Seth, certify that:

1.	I have reviewed this Amendment No. 1 to the report on Form 10-K of Actinium Pharmaceuticals, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: June 16, 2020	By:	/s/ Sandesh Seth
Sandesh Seth
Chairman and Chief Executive Officer (Duly Authorized Officer, Principal Executive Officer)